Contact:  Robert F. Baker
          212-783-6299

For immediate release:


SALOMON INC REPORTS A QUARTERLY NET LOSS OF $204
MILLION


New York, July 21, 1994 - As previously indicated, Salomon Inc today announced a net loss of $204 million, or $2.08 per share, for the 1994 second quarter. Salomon Inc reported net income of $433 million in the comparable 1993 quarter, or $3.32 per share on a fully diluted basis. The Company's net loss for the six months ended June 30, 1994 was $138 million, or $1.54 per share, compared with net income of $331 million, or $2.52 per share (fully diluted), in the 1993 six-month period.

Salomon Brothers, the Company's global investment banking and securities business, reported a $410 million pretax loss for the quarter, largely attributable to a pretax loss of $291 million for Client-Driven Businesses. Proprietary Trading Businesses reported a pretax loss of $119 million. In the 1993 second quarter, Salomon Brothers earned $783 million before taxes, including pretax earnings of $383 million for Client-Driven Businesses and $400 million for Proprietary Trading Businesses.

The poor second quarter results for Salomon Brothers' Client-Driven Businesses reflect the impact of inventory losses and declines in customer trading volume and underwriting activity. As a market intermediary, Salomon Brothers' Client-Driven Businesses maintain securities inventories both to facilitate client-related market making activities and, in some cases, to express short-term views about changes in price and volatility. During the second quarter, liquidity and prices of certain products, particularly fixed income products, declined significantly, contributing to inventory losses.

The second quarter pretax loss of $119 million for Salomon Brothers' Proprietary Trading Businesses followed strong first quarter earnings of $212 million before taxes. Earnings volatility is not unusual for these businesses and, therefore, results are better evaluated over longer term periods of at least one year. For the four quarters ended June 30, 1994, Proprietary Trading Businesses' pretax profits were $428 million.

The Phibro Division, which is the Company's commodities trading business, had pretax earnings of $82 million in the 1994 second quarter compared with earnings of $3 million in the 1993 second quarter. Trading results were again very strong as the Division continued to take advantage of opportunities created by the volatility in oil prices. For the six months ended June 30, 1994, the Division earned $132 million before taxes compared with $9 million in the comparable 1993 period.

Phibro USA, the Company's oil refining business, incurred a second quarter pretax loss of $10 million compared with a $2 million loss in the 1993 second quarter. In the most recent quarter, prices for refined products did not rise in line with higher crude oil prices. Consequently, spreads tightened significantly, particularly as compared with the first quarter when margins benefited from strong weather-related demand for refined products. Despite the second quarter loss, Phibro
USA generated pretax earnings of $17 million for the six months ended June 30, 1994, compared with a $15 million pretax loss in the comparable 1993 period.

Total assets, excluding collateralized short-term financing agreements, were $117 billion at June 30, 1994 compared with $123 billion at the end of the first quarter and $136 billion at year end 1993. As a result of the second quarter loss, book value per common share declined from $38.23 at March 31 to $35.51 at June 30, 1994. The Company's common share repurchases were modest in the second quarter. Approximately 300,000 shares were repurchased at an aggregate cost of approximately $15 million, or $48.94 per share. Shares authorized for additional repurchase by the Company's Board of Directors totaled 9.8 million at June 30, 1994.

Selected financial information and the unaudited consolidated statement of income follow.

                    SALOMON INC AND SUBSIDIARIES
              Selected Financial Information (unaudited)
             (Dollars in millions, except per share data)

                                          Quarter ended    Six months ended
                                             June 30,          June 30,
                                           1994   1993      1994    1993
SUMMARY OF OPERATING RESULTS BY
 SEGMENT:
 Income (loss) before taxes and
  change in accounting principles:
  Salomon Brothers' business unit
   contributions:
   Client-Driven Businesses              $ (291)  $  383   $ (464)  $  613
   Proprietary Trading Businesses          (119)     400       93       81
                                          ------   ------   ------   ------
    Total Salomon Brothers                 (410)     783     (371)     694
  Phibro Division                            82        3      132        9
  Phibro USA                                (10)      (2)      17      (15)
  Corporate and Other                        (8)     (31)     (12)     (48)
                                          ------   ------   ------   ------
  Income (loss) before taxes and
   cumulative effect of change in
   accounting principles                 $ (346)  $  753   $ (234)  $  640
                                          ======   ======   ======   ======

Salomon Brothers' revenues, net of
 interest expense:
 Client-Driven Businesses:
  Global investment banking              $   86   $  178   $  256   $  327
  U.S. secondary markets                    (36)     394      214      665
  International secondary markets           (27)     262      (95)     457
  Foreign exchange                           55       57      (56)      84
  Private Investment Department and
   asset management                          17       22       31       39
                                          ------   ------   ------   ------
   Total Client-Driven Businesses            95      913      350    1,572
 Proprietary Trading Businesses             (60)     584      281      330
                                          ------   ------   ------   ------
   Total Salomon Brothers' revenues,
    net of interest expense              $   35   $1,497   $  631   $1,902
                                          ======   ======   ======   ======

RETURN ON AVERAGE COMMON STOCKHOLDERS'
 EQUITY BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLES:
 Primary                                  (21.9)%   46.1%    (7.9)%   18.8%
 Fully diluted*                           (21.9)%   40.0%    (7.9)%   17.1%
                                          ======   ======   ======   ======

PER COMMON SHARE:
 Cash dividends                          $ 0.16   $ 0.16   $ 0.32   $ 0.32
 High market price                       52 5/8   39 3/8   52 3/4   41 7/8
 Low market price                        47 1/4   34 3/8   44 3/4   34 3/8
 Ending market price                     47 3/4   38 1/4   ======   ======
 Book value at quarter-end                35.51    35.00
                                         ======   ======

AT QUARTER-END (in billions):
 Total assets                            $  176   $  169
 Total assets, excluding financing
  agreements                                117      116
 Common and convertible preferred
  equity                                    4.5      4.6
 Perpetual preferred equity                 0.3      0.3
                                         ======   ======

* Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in a higher return on equity than determined under the primary method.

                  SALOMON INC AND SUBSIDIARIES
          Consolidated  Statement of Income (unaudited)
          (Dollars in millions, except per share data)

                                          Quarter ended    Six months ended
                                             June 30,          June 30,
                                          1994     1993      1994   1993
Revenues:
 Interest and dividends                  $1,345  $1,392     $2,647  $2,812
 Principal transactions                    (238)    949        (41)    899
 Investment banking                          86     178        256     327
 Commissions                                 84      79        174     145
 Other                                        6     (13)        16      (7)
                                          ------  ------     ------  ------
  Total revenues                          1,283   2,585      3,052   4,176
 Interest expense                         1,112   1,080      2,170   2,248
                                          ------  ------     ------  ------
Revenues, net of interest expense           171   1,505        882   1,928
                                          ------  ------     ------  ------

Noninterest expenses:
 Compensation and employee-related          338     524        755     862
 Technology                                  61      67        122     130
 Occupancy                                   51      94         89     143
 Professional services and business
  development                                39      38         73      66
 Clearing and exchange fees                  15      15         34      29
 Other                                       13      14         43      58
                                          ------  ------     ------  ------
  Total noninterest expenses                517     752      1,116   1,288
                                          ------  ------     ------  ------

Income (loss) before taxes and
 cumulative effect of change in
 accounting principles                     (346)    753       (234)    640
Income taxes                               (142)    320        (96)    272
                                          ------  ------     ------  ------
Income (loss) before cumulative
 effect of change in accounting
 principles                                (204)    433       (138)    368
Cumulative effect of change in
 accounting principles, net of
 tax benefit of $28                           -       -          -     (37)
                                          ------  ------     ------  ------
Net income (loss)                        $ (204)  $ 433     $ (138) $  331
                                          ======  ======     ======  ======

EARNINGS PER SHARE:
Primary earnings (loss) before
 cumulative effect of change in
 accounting principles                   $(2.08)  $3.75     $(1.54) $ 3.00
Cumulative effect of change in
 accounting principles                        -       -          -   (0.34)
                                          ------  ------     ------  ------
Primary earnings (loss)                  $(2.08)  $3.75     $(1.54) $ 2.66
                                          ======  ======     ======  ======

Fully diluted earnings (loss)
 before cumulative effect of
 change in accounting principles*        $(2.08)  $3.32     $(1.54) $ 2.81
Cumulative effect of change in
 accounting principles                        -       -          -   (0.29)
                                          ------  ------     ------  ------
Fully diluted earnings (loss)*           $(2.08)  $3.32     $(1.54) $ 2.52
                                          ======  ======     ======  ======

WEIGHTED AVERAGE SHARES OF
 COMMON STOCK OUTSTANDING
 (in thousands):
For primary earnings per share          105,800 110,900    107,900 110,800
For fully diluted earnings per share    105,800 129,900    107,900 129,800
                                        ======= =======    ======= =======

* Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in higher earnings per share than determined under the primary method.